Exhibit 10.11
THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THIS PROMISSORY NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED MARCH 26, 2010, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.
PROMISSORY NOTE

Up to $2,936,700	March 26, 2010
San Francisco, California
FOR VALUE RECEIVED, VIA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Bay City Capital Fund IV, L.P. or its registered assigns (“Holder”), the principal amount outstanding from time to time under this Promissory Note (the “Note”), with interest, on the outstanding principal amount at the rate of fifteen percent (15%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), the outstanding principal balance under this Note from time to time shall accrue interest at the rate of eighteen percent (18%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate permitted by applicable law (the “Post-Default Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal of this Note until paid.
1. Definitions. For purposes of this Note, the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of March 26, 2010, by and among the Company and the investors set forth on Schedule A thereto):
“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in San Francisco, California.
“Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.
“Convertible Securities” shall mean evidences of Debt, shares of stock or other securities or instruments which are convertible into or exchangeable for shares of common stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.
“Debt” shall mean all liabilities, obligations and indebtedness of every kind and nature of any Person, including, without limitation: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under any leases (including under any capital leases); (3) any reimbursement or other obligations under any performance or surety bonds or any letters of credit issued for the account of such Person; (4) all net obligations in respect of any derivative products; (5) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; and (6) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.
“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).
“Material Adverse Effect” shall mean event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations, condition (financial or otherwise) or prospects of the Company; (ii) would materially impair the ability of the Company, or any other Person to perform or observe its obligations under or in respect of the Transaction Documents; or (iii) affects the legality, validity, binding effect or enforceability of any of the Transaction Documents or the perfection or priority of any Lien granted to the Investor under any of the Collateral Documents.
“Obligations” shall mean all obligations of the Company to Holder howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note, the Collateral Documents and each other related document including, without limitation, all costs and expenses incurred by Holder in connection with the enforcement of this Note or the Collateral Documents.

“Options” shall mean any rights or options to subscribe for or to purchase common stock or Convertible Securities.
“Permitted Debt” shall mean the Obligations, trade accounts payable incurred in the ordinary course which are due no later than 90 calendar days after invoice, other current liabilities incurred in the ordinary course of business and not incurred through the borrowing of money or the obtaining of credit, obligations under long-term real property leases incurred in the ordinary course of business, short-term lease obligations of the Company in an amount per annum not exceeding $75,000 in the aggregate, Debt incurred to finance the cost of tangible personal property (which was acquired after the date hereof, and the cost of which, individually or in the aggregate, does not exceed $75,000), Debt in respect of taxes or other governmental charges which is not yet due or which is being contested in good faith by appropriate proceedings, and any refinancing, extension or renewal of any existing Debt permitted hereunder not involving an increase in the principal amount thereof.
“Permitted Liens” shall mean, as of any particular time, (a) Liens of taxes, assessments or other charges of an Governmental Authority not then delinquent or being contested as provided below, (b) Liens created in favor of the Investor pursuant to the Collateral Documents, (c) any mechanic’s, worker’s, repairer’s, supplier’s, vendor’s or like Liens securing obligations arising in the ordinary course of business that (i) are not mature and not overdue, or (ii) both (x) are being contested in good faith and (y) as to which adequate reserves have been established on the books of the Company in accordance with GAAP or (z) that do not materially impair the value of value of the Collateral provided to the Investor pursuant to the Collateral Documents and could not result in an aggregate liability in excess of $75,000, (d) Liens upon tangible personal property (which was acquired after the date hereof, and the cost of which, individually or in the aggregate, does not exceed $75,000) granted by the Company, each of which Liens was created solely to secure Debt incurred to finance the cost of such property (provided that no such Lien shall extend to cover any property other than the property so acquired), (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a dedicated cash collateral account, and (f) any Liens disclosed in writing to Holder and existing as of the date of the Initial Closing under the Agreement. A contest referred to in this definition shall be permitted only if the execution or enforcement of the Lien being contested shall have been stayed as a result thereof and such contest could not be reasonably be expected to have a Material Adverse Effect.
“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

2. Note and Warrant Purchase Agreement. This Note is issued pursuant to the terms of the Agreement.
3. Principal; Drawdowns.
(a) The principal of this Note shall equal the advances made by Holder to the Company from time to time. On the date of the Initial Closing, the Company shall receive an advance on this Note of an amount equal to $1,223,625 (the “Initial Drawdown”). The Company may request additional drawdown advances (each, an “Additional Drawdown” and, together with the Initial Drawdown, a “Drawdown”) thereafter on this Note up to a maximum aggregate principal amount of $2,936,700 (including the $1,223,625 drawdown on the date of the Initial Closing). Holder may, in its sole discretion, determine whether to accept or reject such additional drawdown request from the Company.
(b) The Company shall provide Holder at least ten Business Days prior written notice of the Company’s intention to drawdown any additional advances on this Notice. If Holder accepts such additional drawdown request, it shall notify the Company in writing of such acceptance within such ten Business Day period.
(c) Each drawdown shall be recorded on the grid in Schedule 1 hereto. The Company hereby authorizes Holder to record on the grid in Schedule 1 hereto all advances, repayments, prepayment and unpaid principal balance on this Note from time to time to reflect the drawdown advances made on the date of the Initial Closing and any subsequent drawdown advance.
4. Maturity. Unless sooner paid, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earliest of (i) December 31, 2010, and (ii) the acceleration of the maturity of this Note by Holder upon the occurrence of an Event of Default (such earliest date, the “Maturity Date”).
5. Payments.
(a) Form of Payment. All payments of interest and principal shall be in accordance with Section 20 herein.
(b) Interest Payments. The Company shall pay to Holder accrued and unpaid interest on the Maturity Date. Interest at the rate first set forth above shall accrue on any interest which has not been paid on the date on which it is payable until such time as payment therefor is actually delivered to Holder.
(c) Prepayment. The Company shall have the right to prepay any and all amounts owed under this Note in whole or in part at any time without notice.

(d) Collateral Documents. The Company’s obligations hereunder shall be secured pursuant to the Collateral Documents.
6. Repayment Upon Maturity. All outstanding Obligations under this Note shall become immediately due and payable on the Maturity Date.
7. Repayment Upon Acquisition or Financing. In the event that the Company sells, conveys, licenses or otherwise disposes of a majority of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity (each, an “Acquisition”), then all outstanding Obligations under this Note shall, at the option of Holder, become immediately due and payable upon the closing of the Acquisition, senior in preference to any payment in respect of any other equity or debt security of the Company. In the event that the Company closes a Debt, equity or combined Debt or equity financing resulting in gross proceeds or available credit to the Company of not less than $20,000,000, including the gross proceeds from this Note to the extent that any amounts owing hereunder are converted into Debt or equity in connection with such financing (a “Financing”), then all of the remaining outstanding Obligations under this Note shall, at the option of Holder, become immediately due and payable upon the closing of such financing.
8. Affirmative Covenants. So long as any Obligations under this Note remain outstanding, the Company shall:
(a) Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and charges imposed upon it or upon its property by any Governmental Authority except for good faith contests for which adequate reserves are being maintained.
(b) Information. Deliver to Holder or cause to be delivered to Holder, in form and detail satisfactory to Holder, the following financial and other information:
(i) as soon as available but no later than 90 days after and as of the end of each fiscal year, the Company’s annual audited financial statements, accompanied by an unqualified report thereon of independent certified public accountants selected by the Company and reasonably satisfactory to Holder (all such financial statements to be delivered pursuant to this subsection (b)(i) to be prepared in accordance with GAAP);
(ii) as soon as available but no later than 30 days after and as of the end of each fiscal quarter, the Company’s quarterly unaudited financial statements (all such financial statements to be delivered pursuant to this subsection (b)(ii) to be prepared in accordance with GAAP);
(iii) concurrently with delivery to the equity investors of the Company, any and all operating and financial information, or other communications, delivered, from time to time, to such equity investors;

(iv) written notice of any of the following, promptly, and in any event within three (3) days after the Company becomes aware of any of the following: (i) any proceeding being instituted or threatened by or against it involving a sum in excess of the Threshold Amount (as defined below) in the aggregate for all proceedings, (ii) any order, judgment or decree being entered against the Company or any of its properties or assets involving a sum in excess of the Threshold Amount in the aggregate for all such orders, judgments and decrees, and (iii) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect; and
(v) such other statements, lists of property and accounts, budgets, forecasts, projections, reports, or other information as Holder may from time to time reasonably request.
(c) Notice of Litigation. Provide to Holder promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority affecting the Company.
(d) Notice of Defaults and Events of Defaults. Provide to Holder, as soon as possible and in any event within three (3) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.
(e) Governmental Approvals. Promptly obtain and maintain any and all authorizations, consents, approvals, licenses, franchises, concessions, leases, rulings, permits, certifications, exemptions, filings or registrations by or with any Governmental Authority material and necessary for the Company to conduct its business and own (or lease) its properties or to execute, deliver and perform the Transaction Document.
(f) Insurance. Promptly obtain and maintain in full force and effect at all times with responsible insurance companies such insurance covering its assets and properties, in such amounts and against such risks and with such deductibles as an enterprise conducting a similar business under similar business conditions as the Company would customarily maintain.
(g) Continuance of Business. Maintain its legal existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by the Company. Without limiting the generality of the foregoing, the Company shall do and cause to be done all things necessary to apply for, preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices.
(h) Maintenance. Conduct its business in a manner consistent with relevant industry standards, keep its material assets and properties in good working order and condition, make all needful and proper repairs, replacements and improvements thereof, and pay when due all amounts payable in the course of ordinary operation of the business of the Company (or, in the case of trade accounts payable, pay such amounts payable in the ordinary course within 90 calendar days after invoice), so that such business may be properly and prudently conducted at all times.

(i) Taxes. Pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties or assets, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all other lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.
9. Negative Covenants. So long as any Obligations under this Note remain outstanding, the Company shall not take any of the following actions, unless such action was unanimously approved by the Company’s Board of Directors:
(a) Liens. Create or suffer to exist any Lien on any assets of the Company except Permitted Liens.
(b) Debt. Incur any Debt other than Permitted Debt; prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Permitted Debt (other than amounts due or permitted to be prepaid in respect of the Notes); or amend, modify or otherwise change the terms of any Permitted Debt (other than the Notes) so as to accelerate the scheduled repayment thereof.
(c) Merger. Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.
(d) Sale of Assets. Sell, license, transfer or otherwise dispose of any interest in any of the Company’s assets except as provided for under the Security Agreement.
(e) Acquisitions and Investments. Acquire or commit or agree to acquire all or any stock, securities or assets of any other Person, other than inventory and equipment acquired in the ordinary course of business, or make any loans to or other investments in any other Person, other than in the ordinary course of business.
(f) Distributions. Declare or pay any dividends or make any distribution of any kind on the Company’s capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock, any Options, any Convertible Securities or other rights to acquire shares of capital stock of the Company, except for the repurchase of such securities from former employees of or consultants to the Company at the original issue price paid therefor pursuant to contractual rights of the Company upon the termination of such employees’ or consultants’ employment by or provision of service to the Company.
(g) Additional Issuances. Issue, designate or authorize the issuance of any shares of capital stock of the Company or any security or other instrument convertible into capital stock of the Company; permit any such issuance, designation, or authorization of issuance with respect to any subsidiary of the Company; or form any Subsidiary.

(h) Changes in Business. Enter into or engage in any business other than that carried on (or contemplated to be carried on) as of the date of the Initial Closing.
(i) Operating Leases. The Company shall not make any expenditures in respect of operating leases, except for: (i) operating leases between the Company and any of its wholly owned Subsidiaries or between any of its wholly owned Subsidiaries; and (ii) operating leases entered into or assumed by the Company in the ordinary course of business.
(j) Capital Expenditures. The Company shall not make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (including obligations under any capital lease, but excluding any expenditures in respect of any normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding $75,000, on a consolidated basis, in any fiscal year.
(k) Subsidiaries. Cause or permit any direct or indirect Subsidiary of the Company to (i) acquire or hold any material assets or (ii) engage in any business activities, except (in either case) without the prior written approval of Holder.
10. Use of Proceeds. The Company shall use the proceeds from this Note for general corporate purposes, excluding any payment of dividends, repurchase of capital stock or repayment of Debt of the Company or of any subsidiary of the Company (other than as provided herein or in any other Transaction Document, and other than Permitted Debt).
11. Default.
(a) Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:
(i) any Obligation under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise;
(ii) default shall occur in the observance or performance of (A) any covenant, obligation or agreement of the Company contained in Sections 9 or 10, or (B) any other provision of this Note, the Agreement or any of the Collateral Documents and any such default shall continue uncured for a period of five (5) days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default; or any “Event of Default” shall exist under any Collateral Document;
(iii) any representation, warranty or certification made by the Company herein or in the Agreement or the Collateral Documents or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made (any such falsity being a “Representation Default”) and, to the extent the event or circumstances giving rise to such Representation Default is amenable to being cured such that the Representation Default would no longer exist, such Representation Default shall continue uncured for a period of five (5) days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such Representation Default;

(iv) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) fail generally or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;
(v) the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 11(a)(v);
(vi) any final judgment or judgments for the payment of money aggregating in excess of $75,000 (the “Threshold Amount”) shall be rendered against the Company which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;
(vii) (A) any Debt of the Company (other than any prior indebtedness of the Company to the Holder and any trade payables) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (B) there shall occur and be continuing any default or event of default under any agreement or instrument relating to any such Debt (other than any prior indebtedness of the Company to the Holder and any trade payables), or (C) the holder or holders of such Debt, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any agreement or instrument relating to such Debt (other than any prior indebtedness of the Company to the Holder or any trade payables), that the Company redeem, repurchase or otherwise acquire or retire such Debt for value at any time prior to its stated maturity;
(viii) upon the 60th day following written notice from the Holder to the Company demanding payment of any prior indebtedness of the Company to the Holder arising out of any default under such prior indebtedness;
(ix) there shall fail, at any time, to be sufficient authorized shares of Common Stock of the Company to permit the issuance of that number of shares of Common Stock for which all of the Warrants are exercisable (assuming full vesting thereof); or

(x) the occurrence or existence of any event or condition that, in Holder’s reasonable judgment, would have or could result in a Material Adverse Effect.
(b) Consequences of Events of Default.
(i) If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Holder may, upon notice or demand, declare the outstanding Obligations under this Note to be due and payable, whereupon the outstanding Obligations under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such Obligations. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then all Obligations under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect Obligations under this Note, including attorneys’ fees, and to pay interest at the lesser of (A) Post-Default Rate hereunder and (B) the highest rate permitted by applicable law, on such costs and expenses to the extent not paid when demanded.
(ii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law. Holder may exercise any and all of its remedies under the Collateral Documents and the other Transaction Documents contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.
12. Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.
13. Transferability of Note; Agent.
(a) Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in Section 3.4 of the Agreement under which this Note was issued, this Note and all rights hereunder may be transferred, in whole or in part, without charge to Holder hereof (except for transfer taxes), upon surrender of this Note properly endorsed and in compliance with the provisions of the Agreement. Each taker and holder of this Note, by taking or holding the same, consents and agrees that this Note, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Note shall have been so endorsed, may be treated by the Company, at the Company’s option, and all other persons dealing with this Note as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Note, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes. Upon any such transfer, a new Note, in substantially the form of this Note (the “New Note”), evidencing the portion of this Note so transferred, shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.

(b) As a condition to any transfer of this Note, the original Holder of this Note, the proposed transferee of this Note, and the Company shall enter into an agency agreement in a form mutually agreeable to the parties thereto, which provides for the appointment of, and duties and responsibilities of, the original Holder of this Note as agent, and which shall provide that observance of any term of this Note and all Notes issued pursuant to the Agreement or pursuant to any transferee may be waived (either generally or in a particular instance and either retroactively or prospectively) with holders representing at least a majority of the aggregate principal amount of the Notes issued by the Company at such time.
14. Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of California.
15. Amendment and Waiver. Any term of this Note may be amended only with the written consent of the Company and Holder. The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of persons then holding at least a majority of the aggregate principal amount of the Note.
16. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.
17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
18. Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.
19. Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
20. Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement); provided that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Holder’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

21. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.
22. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Transaction Documents.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

VIA PHARMACEUTICALS, INC.

By:	/s/ Lawrence K. Cohen

	Name:	Lawrence K. Cohen
	Title:	President and Chief Executive Officer
[Signature page to Note for Bay City Capital Fund IV, L.P.]

1

SCHEDULE 1
Outstanding Note Balance for Note issued to Bay City Capital Fund IV, L.P.

Date	Drawdown	Prepayment	Unpaid Principal	Accrued Interest	Outstanding Balance
3/29/10	$1,223,625				$1,223,625